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                                                                     EXHIBIT 3.2
                             AMENDED AND RESTATED

                                  BYLAWS OF

                           CCA PRISON REALTY TRUST


                                  ARTICLE I

                                   OFFICES

        Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Trustees may designate.

        Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

        Section 3. FISCAL AND TAXABLE YEARS. The fiscal and taxable years of the Trust shall begin on January 1 and end on December 31.


                                 ARTICLE II

                          MEETINGS OF SHAREHOLDERS

          Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.


          Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the month of May of each year, after the delivery of the annual report, referred to in Section 12 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the Trustees, beginning with the year 1998. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.


          Section 3. SPECIAL MEETINGS. The Chairman of the Board, a majority of the Trustees or a committee of the Board of Trustees which has been duly designated by the Board of Trustees and whose powers and authority, as provided in a resolution of the Board of Trustees or these Bylaws, include the power to call such meetings may call special meetings of the shareholders. Special meetings may not be called by any other person or persons or entity.


          Section 4. NOTICE. Not less than 10 nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed,
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such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.


          Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.


          Section 6. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.


          Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.


          Section 8. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


          Section 9. PROXIES. A shareholder may vote the shares owned of record by him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.



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          Section 10. VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of the Trust
registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

         The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

         Title 3, Subtitles 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.

         Section 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 12. REPORTS TO SHAREHOLDERS.

                 (a) Not later than 90 days after the close of each fiscal year of the Trust, the Trustees shall deliver or cause to be delivered a report of the business and operations of the Trust





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during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant based on the accountant's full examination of the books and records of the real estate investment trust in accordance with generally accepted auditing procedure, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. A signed copy of the annual report and the accountant's certificate shall be placed on file at the principal office of the Trust and filed by the Trustees with such governmental agencies, if any, as may be required by law and as the Trustees may deem appropriate.

                 (b) Not later than 45 days after the end of each of the first three quarterly periods of each fiscal year, the Trustees shall deliver or cause to be delivered an interim report to the shareholders containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject.

         Section 13. NOMINATIONS AND SHAREHOLDER BUSINESS.

                 (a)      Annual Meetings of Shareholders.

                          (1)     Nominations of persons for election to the
Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or
(iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 13 (a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

                          (2)     For nominations or other business to be
properly brought before an annual meeting by a shareholder pursuant to clause
(iii) of paragraph (a)(1) of this Section 13, the shareholder must have given timely notice thereof in writing to the secretary of the Trust. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be





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brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (y) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (z) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                          (3)     Notwithstanding anything in the second
sentence of paragraph (a)(2) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 13 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

                 (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 13(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice containing the information required by paragraph (a)(2) of this Section 13 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

                 (c)      General.

                          (1)     Only such persons who are nominated in
accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought





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before the meeting was made in accordance with the procedures set forth in this
Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

                          (2)     For purposes of this Section 13, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                          (3)     Notwithstanding the foregoing provisions of
this Section 13, a shareholder shall also comply with all. applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


         Section 14. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

         Section 15. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                  ARTICLE III

                                    TRUSTEES


         Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise agreed between the Trust and the Trustee, each individual Trustee, including each Independent Trustee (as defined in the Trust's Declaration of Trust) , may engage in other business activities of the type conducted by the Trust and is not required to present to the Trust any investment opportunities presented to them even though the investment opportunities may be within the scope of the Trust's investment policies. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.


         Section 2. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice





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other than this Bylaw being necessary.  The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.


         Section 3. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.


         Section 4. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, telegraphed or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.


         Section 5. QUORUM. Except as provided in subsection (b) of Section 6, a majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

         The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.


         Section 6. VOTING.

                 (a) Except as provided in subsection (b) of this Section 6, the action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by the Declaration of Trust, these Bylaws or applicable statute.





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                 (b)      Notwithstanding the foregoing, two-thirds of the
Trustees shall be necessary to constitute a quorum to approve the actions set forth below in clauses (1) through (5), and such action shall not be effective unless approved by two-thirds of the Trustees. Such action includes:

                          (1)     A Change in Control (as hereinafter defined)
of the Trust;

                          (2)     Any amendment to the Declaration of Trust or
these Bylaws (except for such amendments as may be required in the reasonable discretion of two-thirds (2/3) of the Board of Trustees to maintain the Trust's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended);

                          (3)     Any waiver or modification of the Ownership
Limit (as defined in the Declaration of Trust);

                          (4)     The issuance of any equity securities (other
than Common Shares issued (a) for at least the fair market value thereof at the time of issuance as determined in good faith by a majority of the Board of Trustees, (b) pursuant to any share incentive or option plans of the Company, or (c) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms) or rights to acquire any such securities; and

                          (5)     Acquisitions, dispositions or financings of
asset by the Trust in excess of 25% of Total Market Capitalization (as hereinafter defined) whether by merger, purchase, sale or otherwise. The value of the assets of the Trust for the purpose of determining whether such assets constitute in excess of 25% of Total Market Capitalization shall be the book value of such assets as reflected in the Trust's most recent fiscal year-end consolidation balance sheet at the time the determination is being made or, if materially different and the transaction involves (A) an acquisition or disposition, the amount of the consideration involved in such acquisition or disposition or (B) a financing, the value of assets being financed as reflected in the financing transaction.

For purposes of this Section 6(b):

         (A) The term "Change in Control" of the Trust shall mean any transaction or series of transactions (whether by purchase of existing Common Shares, issuance of Common Shares, merger, consolidation or otherwise) the result of which is that either (i) any Person or Group becomes the Beneficial Owner, directly or indirectly, 20% or more of the total voting power in the aggregate of all classes of beneficial interests of the Trust then outstanding normally entitled to vote in the election of Trustees of the Trust (or any surviving entity) or (ii) the Beneficial Owners of the beneficial interests of the Trust normally entitled to vote in the election of Trustees immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of beneficial interests of the Trust then outstanding normally entitled to vote in the election of Trustees of the Trust (or any surviving entity) immediately after such transaction.





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         (B)     The term "Person" as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

         (C) The term "Group" has used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

         (D) The term "Beneficial Owner" as used herein shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately exercisable.

         (E) The term "Ownership Limit" as used herein shall have the same meaning as such term has in the Declaration of Trust.

         (F)     The term "Total Market Capitalization" shall mean the sum of
(i) the Market Value (as hereinafter defined) of the then outstanding Common Shares and Preferred Shares, and (ii) the total principal amount of indebtedness of the Trust as reflected in the Trust's most recent fiscal year-end consolidation balance sheet existing at the time the Trustees would be required to approve a transaction set forth in subparagraph (iv) of this
Section 6(b).

         (G) The term "Market Value" with respect to Common Shares shall mean the average of the daily market price for the ten (10) consecutive trading days immediately prior to the date beginning fifteen (15) days before the directors would be required to approve a transaction set forth in subparagraph
(v) of this Section 6(b). The market price for each such trading date shall be the last reported sales price of such stock reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if such stock is not then traded on the New York Stock Exchange, the last reported sales price of such stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such stock may be traded, or if such stock is not then traded over any exchange or quotation system, then the market price of such stock on the relevant date as determined in good faith by the Board of Trustees of the Trust.


         Section 7. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.


         Section 8. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.


         Section 9. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees





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hereunder (even if fewer than two Trustees remain).  Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he is replacing.


         Section 10. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive cash compensation or a fixed sum of common shares of the Trust for any service or activity they performed or engaged in as Trustees. By resolution of the Trustees, Trustees may receive a fee for and may be reimbursed for expenses in connection with attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

         Section 11. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

         Section 12. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

         Section 13. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         Section 14. QUALIFICATIONS. Trustees need not be shareholders of the Trust.

         Section 15. INTERESTED TRUSTEE TRANSACTIONS. Notwithstanding any other provision of these Bylaws, the following actions of the Board of Trustees shall require the approval of the Independent Committee, as defined in Article IV of these Bylaws: (i) the election of operators for the Trust's properties; and (ii) all transactions between the Trust and Corrections Corporation of America and its affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Trust's properties.


                                   ARTICLE IV

                                   COMMITTEES


         Section 1. GENERAL. The Board of Trustees may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more





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of the Trustees of the Trust.  The board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Trustees shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust, and may authorize the seal of the Trust to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Declaration of Trust (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Trustees, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution or assets of the Trust or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of any series of shares or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Trust's property and assets, recommending to the shareholders a dissolution of the Trust or a revocation of a dissolution, or amending the Bylaws of the Trust; and, unless the resolution or the Declaration of Trust expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of shares or to adopt a certificate of ownership and merger.


         Section 2. COMMITTEES. The Trust shall initially have the following committees, the specific authority and members of which shall be as designated herein or by resolution of the Board of Trustees.

                 (a) An Independent Committee, which shall consist solely of Independent Trustees and which shall have the authority to approve the actions of the Board of Trustees as specified in Section 15 of Article III.

                 (b) An Audit Committee, which will consist solely of Independent Trustees and which shall make recommendations concerning the engagement of independent public accounts, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accounts, review the independence of the independent public accounts, consider the range of audit and non-audit fees and review the adequacy of the Trust's initial accounting controls.

                 (c) A Compensation Committee, which shall determine compensation for the Trust's executive officers and administer any share incentive plans adopted by the Trust.


         Section 3. RECORDS OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action at such meeting.

                                   ARTICLE V

                                    OFFICERS


         Section 1. GENERAL PROVISIONS. The officers of the Trust may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more off ices except President and Vice President may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.


         Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.


         Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term.


         Section 4. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or them by the Trustees.

         Section 5. CHIEF EXECUTIVE OFFICER. The Trustees may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present.


         Section 6. CHIEF OPERATING OFFICER. The Trustees may designate a Chief Operating Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.


         Section 7. CHIEF DEVELOPMENT OFFICER. The Trustees may designate a Chief Development Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.


         Section 8. CHIEF FINANCIAL OFFICER. The Trustees may designate a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.


         Section 9. PRESIDENT. In the absence of the Chairman, the Vice Chairman of the Board and the Chief Executive Officer, the President shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Trustees, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trustees from time to time.


         Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Trustees. The Trustees may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.


         Section 11. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Trustees.

         Section 12. TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

         The Treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the President and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust.

         If required by the Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

         Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Trustees. The Assistant Treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

         Section 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS


         Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.


         Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Trustees.


         Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.


                                  ARTICLE VII

                                     SHARES


         Section 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.


         Section 2. TRANSFERS. Certificates shall be treated as negotiable, and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a

Maryland stock corporation. No transfers of shares of the Trust shall be made if (i) void ab initio pursuant to any provision of the Declaration of Trust or
(ii) the Board of Trustees, pursuant to any provision of the Declaration of Trust, shall have refused to permit the transfer of such shares. Permitted transfers of shares of the Trust shall be made on the share records of the Trust only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Declaration of Trust or by action of the Board of Trustees thereunder, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


         Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof , require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.


         Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.   The
Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

         In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

         If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.


         Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.


         Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.


                                  ARTICLE VIII

                                 DISTRIBUTIONS


         Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of the Trust may be authorized and declared by the Board Trustees in their discretion, subject to the provisions of law and the Declaration of Trust. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.


         Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                      SEAL


         Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.


         Section 2. AFFIXING SEAL. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.


                                   ARTICLE X

                   INDEMNIFICATION AND ADVANCES FOR EXPENSES

         To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Trustee or officer or any former Trustee or officer (including among the foregoing, for all purposes of this Article X and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee or officer or former Trustee or officer made a party to a proceeding by reason such status, provided that, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee or officer or any former Trustee or officer who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.


                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE XII

                              AMENDMENT OF BYLAWS

         The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws in accordance with Article III hereof.

                                  ARTICLE XIII

                                 MISCELLANEOUS

    All references to the Declaration of Trust shall include any amendments thereto.